GameStop Reports Sales and Earnings for Fiscal 2014 and Provides 2015 Outlook
New software sales increased 6% during Q4
Digital receipts increased 41% in Q4; Reach $948 million for full year
Full year earnings per share grew 16%

Grapevine, Texas (March 26, 2015)—GameStop Corp. (NYSE: GME), a global family of specialty retail brands that makes the most popular technologies affordable and simple, today reported sales and earnings for the fourth quarter and fiscal year ended Jan. 31, 2015.

Paul Raines, chief executive officer, stated, “2014 was a year of continued growth, diversification and expansion of the GameStop family of specialty retail brands. In our core video game business, we achieved our highest market share in history with 28% share of next-generation hardware, 46% share of next-generation software and an estimated 42% share of downloadable content. Meanwhile, our Technology Brands segment exceeded expectations, contributing 5% to our operating income and to our highest-ever annual gross margin of 29.9%, as we rapidly expanded the footprint of our AT&T wireless and Apple retail businesses. Together, core gaming and Technology Brands drove an 8% growth in operating earnings and 16% earnings per share growth. For 2015, we are focused on maintaining and growing market share in physical and digital gaming and, based on their superior returns, expanding our portfolio of Technology Brands by 350 to 550 stores.”

Fourth Quarter Results
Total global sales for the fourth quarter of 2014 were $3.48 billion, a 5.6% decrease (a 2.8% decrease in constant currency) compared to $3.68 billion in the prior year quarter as mobile and consumer electronics and new software growth was offset by a decrease in new hardware sales. Non-GAAP digital receipts increased 41.4% to $368.8 million, or $53.0 million of sales on a GAAP basis, led by growth of downloadable content and mobile digital sales. Consolidated comparable store sales declined 1.8% (a 1.4% decline in the U.S. and a 2.6% decline internationally) due primarily to overlapping the launch of Sony’s PlayStation 4 and Microsoft’s Xbox One in November 2013.

During the quarter, the company recorded charges of $3.1 million, offset by tax benefits related to the closure of our operations in Spain and store impairments, resulting in an $8.6 million net after-tax benefit, or $0.08 per share. Including the one-time charges, GameStop’s fourth quarter net earnings were $244.1 million, or diluted earnings per share of $2.23, compared to net earnings of $220.5 million, or diluted earnings per share of $1.89, in the prior year quarter.

Excluding the net benefit, GameStop’s adjusted net earnings for the fourth quarter were $235.5 million compared to adjusted net earnings of $222.4 million in the prior year quarter. Adjusted diluted earnings per share were $2.15 compared to adjusted diluted earnings per share of $1.90 in the prior year quarter. Foreign currency exchange rate changes negatively impacted earnings by $5.8 million, or $0.05 per share.

A reconciliation of non-GAAP adjusted net income to GAAP net income is included with this release (Schedule III).

Fiscal 2014 Results
For fiscal year 2014, total global sales were $9.30 billion, a 2.8% increase (a 4.3% increase in constant currency) compared to $9.04 billion in fiscal 2013. Full year consolidated comparable store sales increased 3.4% compared to fiscal 2013, primarily driven by better than expected next-generation hardware sales and growth in the pre-owned category.

Highlights of fiscal 2014 include:

◦	New hardware sales growth of 17.3%

◦	Non-GAAP digital receipts increased 30.8% year-over-year to $947.9 million, or $216.3 million of sales on a GAAP basis

◦	The mobile and consumer electronics category increased 70.8%, led by Spring Mobile expansion

◦	Pre-owned and value products grew 2.6% despite an 11% decline in new video game software sales

GameStop’s fiscal 2014 net earnings were $393.1 million, including the aforementioned closure costs, impairment charges and tax benefits, compared to net earnings of $354.2 million in fiscal 2013. Diluted earnings per share were $3.47, a 16.0% increase compared to diluted earnings per share of $2.99 in fiscal 2013. The full year effect of one-time charges had no impact on earnings per share in fiscal 2014. Foreign currency exchange rate changes negatively impacted full year earnings by $6.2 million, or $0.05 per share.

Capital Allocation Update
During the fourth quarter of 2014, the company repurchased 1.63 million shares at an average price of $37.83 per share, or $61.7 million of stock. For fiscal 2014, the company repurchased 8.44 million shares at an average price of $39.50 per share, or $333.4 million of stock. In addition, the company paid out $149 million in dividends during fiscal 2014.

For fiscal 2015, through March 19, GameStop has repurchased nearly 500,000 shares at an average price of $38.26 per share, or $18.9 million worth of stock. Currently, there is $428.4 million remaining on the existing repurchase authorization.

On March 3, 2015, the company announced a 9.0% increase of its regular annual cash dividend from $1.32 to $1.44 per share. On March 24, 2015, the company paid its quarterly dividend of $0.36 per share.

2015 Outlook
Rob Lloyd, chief financial officer, commented, “We remain committed to driving long-term shareholder value through our disciplined capital allocation program consisting of share repurchases and dividends. For fiscal 2015, based on the trends of 2014, specifically related to the decline in previous generation sales, we are projecting mid-single digit new software sales growth, which is reflected in our sales and EPS guidance. Additionally, we estimate that foreign currency exchange will have a negative impact of approximately $300 to $400 million on sales and $0.06 to $0.09 on full year EPS. Overall, we expect full year earnings per share growth to range from 3% to 10%.”

GameStop is providing the following financial guidance for fiscal 2015:

	First Quarter	Fiscal Year 2015
Total Sales	-2.0% to 1.0%	-1.0% to 4.0%

Comparable Store Sales	2.5% to 5.5%	1.0% to 6.0%

Depreciation & Amortization Expense (in millions)	$36.0 to $37.0	$155.0 to $160.0

Income Tax Rate	36.5% to 37.5%	36.5% to 37.5%

Operating Margin	5.0% to 5.5%	6.5% to 7.0%

Net Income (in millions)	$58.0 to $65.0	$392.0 to $415.0

Weighted Average Shares Outstanding	109,000,000	109,000,000

Diluted Earnings per Share	$0.53 to $0.60	$3.60 to $3.80

Capital Expenditures (in millions)		$150.0 to $170.0

In 2015, GameStop expects to increase its Technology Brands segment store count by approximately 350 to 550 stores, while reducing its video game store count by approximately 3% as part of its on-going sales transfer initiative.

Note: The guidance only includes the effect of the shares purchased fiscal year-to-date from the existing $500 million share repurchase plan and is based on the fiscal 2015 forecasted weighted average shares outstanding of 109,000,000.

Conference Call Information
A conference call with GameStop Corp.’s management is scheduled for March 26, 2015 at 4:00 p.m. CDT to discuss the company’s financial results and to provide its 2015 outlook. The phone number for the call is 800-817-8873 and the pass code is 6336163. This call, along with supplemental information, can also be accessed at GameStop Corp.’s investor relations home page at http://investor.GameStop.com/. The conference call will be archived for two months on GameStop’s corporate website.

About GameStop
GameStop Corp. (NYSE: GME), a Fortune 500 and S&P 500 company headquartered in Grapevine, Texas, is a global, multichannel video game, consumer electronics and wireless services retailer. GameStop operates more than 6,600 stores across 14 countries. The company’s consumer product network also includes www.gamestop.com; www.Kongregate.com, a leading browser-based game site; and Game Informer® magazine, the world’s leading print and digital video game publication. In addition, our Technology Brands segment includes our Simply Mac, Spring Mobile and Cricket stores. Simply Mac, www.simplymac.com, operates 60 stores, selling the full line of Apple products, including laptops, tablets, and smartphones and offering Apple certified warranty and repair services. Spring Mobile, http://springmobile.com, sells post-paid AT&T services and wireless products through its 361 AT&T branded stores. Cricket Wireless, www.cricketwireless.com, offers pre-paid wireless services, devices and related accessories. We operate 63 Cricket stores in select markets throughout the United States.

General information about GameStop Corp. can be obtained at the company's corporate website. Follow GameStop on Twitter @ www.twitter.com/GameStop and find GameStop on Facebook @ www.facebook.com/GameStop.

Non-GAAP Measures
As a supplement to our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), GameStop uses certain non-GAAP measures, such as digital receipts and constant currency, to provide a clearer perspective of the current operating performance of the company. GameStop defines digital receipts as the full amount paid by the customer for digital content at the time of sale and/or the value attributed to digital content when physical and digital products are sold combined. Results reported as constant currency exclude the impact of fluctuations in foreign currency exchange rates by converting our local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Our definition and calculation of constant currency information may differ from that of other companies. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported GAAP financial results.

Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, the outlook for the first quarter and fiscal 2015, future financial and operating results, projected store openings, the company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. GameStop undertakes no obligation to publicly update or revise any forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand, including console hardware and accessories; the timing of release and consumer demand for new and pre-owned video game titles; the risks associated with international operations, wireless industry partnerships and operations and the integration of acquisitions; the impact of increased competition and changing technology in the video game industry, including browser and mobile games and alternative methods of distribution; and economic, regulatory and other events, including litigation, that could reduce or impact consumer demand or affect the company’s business. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended Feb. 1, 2014 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com.

Contact
Matt Hodges
Vice President,
Public and Investor Relations
GameStop Corp.
(817) 424-2130

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	13 weeks	13 weeks
	ended	ended
	Jan 31, 2015	Feb 1, 2014

Net sales	$3,476.1	$3,683.8
Cost of sales	2,499.7	2,680.8

Gross profit	976.4	1,003.0

Selling, general and administrative expenses	550.3	573.1
Depreciation and amortization	38.0	42.8
Goodwill impairments	—	10.2
Asset impairment charges	2.2	18.5

Operating earnings	385.9	358.4

Interest expense, net	5.2	1.8

Earnings before income tax expense	380.7	356.6

Income tax expense	136.6	136.1

Net income	$244.1	$220.5

Net income per common share:
Basic	$2.25	$1.91
Diluted	$2.23	$1.89

Dividends per common share	$0.33	$0.275

Weighted average common shares outstanding:
Basic	108.4	115.7
Diluted	109.5	116.9

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	71.9%	72.8%

Gross profit	28.1%	27.2%

Selling, general and administrative expenses	15.8%	15.5%
Depreciation and amortization	1.1%	1.2%
Goodwill impairments	0.0%	0.3%
Asset impairment charges	0.1%	0.5%

Operating earnings	11.1%	9.7%

Interest expense, net	0.2%	0.0%

Earnings before income tax expense	10.9%	9.7%

Income tax expense	3.9%	3.7%

Net income	7.0%	6.0%

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	52 weeks	52 weeks
	ended	ended
	Jan 31, 2015	Feb 1, 2014

Net sales	$9,296.0	$9,039.5
Cost of sales	6,520.1	6,378.4

Gross profit	2,775.9	2,661.1

Selling, general and administrative expenses	2,001.0	1,892.4
Depreciation and amortization	154.4	166.5
Goodwill impairments	—	10.2
Asset impairment charges	2.2	18.5

Operating earnings	618.3	573.5

Interest expense, net	10.0	4.7

Earnings before income tax expense	608.3	568.8

Income tax expense	215.2	214.6

Net income	$393.1	$354.2

Net income per common share:
Basic	$3.50	$3.02
Diluted	$3.47	$2.99

Dividends per common share	$1.32	$1.10

Weighted average common shares outstanding:
Basic	112.2	117.2
Diluted	113.2	118.4

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	70.1%	70.6%

Gross profit	29.9%	29.4%

Selling, general and administrative expenses	21.6%	21.0%
Depreciation and amortization	1.7%	1.8%
Goodwill impairments	0.0%	0.1%
Asset impairment charges	0.0%	0.2%

Operating earnings	6.6%	6.3%

Interest expense, net	0.1%	0.0%

Earnings before income tax expense	6.5%	6.3%

Income tax expense	2.3%	2.4%

Net income	4.2%	3.9%

GameStop Corp.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	January 31,	February 1,
	2015	2014
ASSETS:
Current assets:
Cash and cash equivalents	$610.1	$536.2
Receivables, net	113.5	84.4
Merchandise inventories, net	1,144.8	1,198.9
Prepaid expenses and other current assets	128.5	78.4
Deferred income taxes	65.6	51.7
Total current assets	2,062.5	1,949.6

Property and equipment:
Land	18.3	20.4
Buildings & leasehold improvements	609.2	609.6
Fixtures and equipment	888.2	841.8
Total property and equipment	1,515.7	1,471.8

Less accumulated depreciation and amortization	1,061.5	995.6
Net property and equipment	454.2	476.2

Goodwill	1,390.4	1,414.7
Other noncurrent assets	339.2	250.9
Total assets	$4,246.3	$4,091.4

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$815.6	$783.9
Accrued liabilities	803.6	861.7
Income taxes payable	15.4	78.0
Notes payable	5.1	2.4
Total current liabilities	1,639.7	1,726.0

Other long-term liabilities	188.3	112.4
Long-term debt	350.6	1.6
Total liabilities	2,178.6	1,840.0

Stockholders' equity	2,067.7	2,251.4
Total liabilities and stockholders' equity	$4,246.3	$4,091.4

GameStop Corp.

Schedule I
Sales Mix
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	Jan. 31, 2015		Feb. 1, 2014
	Net	Percent	Net	Percent
	Sales	of Total	Sales	of Total
Net Sales (in millions):

New video game hardware	$808.8	23.3%	$1,158.6	31.5%
New video game software	1,288.5	37.1%	1,214.7	33.0%
Pre-owned and value video game products	729.0	21.0%	741.9	20.1%
Video game accessories	268.4	7.7%	244.2	6.6%
Digital	53.0	1.5%	66.1	1.8%
Mobile and consumer electronics	178.5	5.1%	136.1	3.7%
Other	149.9	4.3%	122.2	3.3%

Total	$3,476.1	100.0%	$3,683.8	100.0%

	52 Weeks Ended		52 Weeks Ended
	Jan. 31, 2015		Feb. 1, 2014
	Net	Percent	Net	Percent
	Sales	of Total	Sales	of Total
Net Sales (in millions):

New video game hardware	$2,028.7	21.8%	$1,730.0	19.1%
New video game software	3,089.0	33.2%	3,480.9	38.5%
Pre-owned and value video game products	2,389.3	25.7%	2,329.8	25.8%
Video game accessories	653.6	7.1%	560.6	6.2%
Digital	216.3	2.3%	217.7	2.4%
Mobile and consumer electronics	518.8	5.6%	303.7	3.4%
Other	400.3	4.3%	416.8	4.6%

Total	$9,296.0	100.0%	$9,039.5	100.0%

Schedule II
Gross Profit Mix
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	Jan. 31, 2015		Feb. 1, 2014
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent
Gross Profit (in millions):

New video game hardware	$72.0	8.9%	$127.0	11.0%
New video game software	301.3	23.4%	309.1	25.4%
Pre-owned and value video game products	348.0	47.7%	355.9	48.0%
Video game accessories	99.3	37.0%	94.2	38.6%
Digital	47.0	88.7%	45.0	68.1%
Mobile and consumer electronics	58.6	32.8%	26.9	19.8%
Other	50.2	33.5%	44.9	36.7%

Total	$976.4	28.1%	$1,003.0	27.2%

	52 Weeks Ended		52 Weeks Ended
	Jan. 31, 2015		Feb. 1, 2014
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent
Gross Profit (in millions):

New video game hardware	$196.6	9.7%	$176.5	10.2%
New video game software	716.9	23.2%	805.3	23.1%
Pre-owned and value video game products	1,146.3	48.0%	1,093.9	47.0%
Video game accessories	246.1	37.7%	220.5	39.3%
Digital	152.0	70.3%	149.2	68.5%
Mobile and consumer electronics	186.7	36.0%	65.1	21.4%
Other	131.3	32.8%	150.6	36.1%

Total	$2,775.9	29.9%	$2,661.1	29.4%

GameStop Corp.

Schedule III
(in millions)
(unaudited)
Non-GAAP results
The following table reconciles the company's net income and earnings per share as presented in its unaudited Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles ("GAAP") to its non-GAAP net income and earnings per share, which excludes the effects of asset impairments.

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	Jan. 31, 2015	Feb. 1, 2014	Jan. 31, 2015	Feb. 1, 2014
GAAP Net Income	$244.1	$220.5	$393.1	$354.2

Business divestitures	0.9	—	14.8	—
Tax benefit	(11.0)	—	(17.0)	—
Goodwill impairments	—	10.2	—	10.2
Intangible asset impairments	0.2	1.3	0.2	1.3
Property, equipment & other asset impairments	1.3	11.3	1.3	11.3
Change in customer liabilities	—	(20.9)	—	(20.9)

Non-GAAP Net Income	$235.5	$222.4	$392.4	$356.1

Non-GAAP earnings per share
Basic	$2.17	$1.92	$3.50	$3.04
Diluted	$2.15	$1.90	$3.47	$3.01

Number of shares used in non-GAAP calculation
Basic	108.4	115.7	112.2	117.2
Diluted	109.5	116.9	113.2	118.4